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                                  EXHIBIT 23.02

               Consent of Ernst & Young LLP, Independent Auditors
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                                                                   EXHIBIT 23.02

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Options Granted by Interactive Insurance Services Corp. Assumed by the Issuer and to the incorporation by reference therein of our reports dated September 7, 1995, with respect to the consolidated financial statements and schedule of Intuit Inc. included in its Annual Report (Form 10-K) for the fiscal year ended July 31, 1995 filed with the Securities and Exchange Commission.

                                                     ERNST & YOUNG LLP

Palo Alto, California

June 20, 1996